UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 13, 2013

VISION-SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction	(Registration Number)	(IRS Employer
of incorporation)	Identification No.)	Identification No.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (845) 365-0600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on November 13, 2013, Vision-Sciences, Inc, (the "Company") received a notification letter from the Listing Qualifications Department of The NASDAQ Stock Market ("NASDAQ") indicating that, for the last 30 consecutive business days, the bid price for the Company's common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under NASDAQ Marketplace Rule 5550(a)(2). In accordance with NASDAQ Marketplace Rule 5810(c)(3), the Company has 180 calendar days, or until May 12, 2014, to regain compliance with the minimum $1.00 price per share requirement. To regain compliance, anytime before May 12, 2014, the bid price of the Company's common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days.

On December 13, 2013, the Company received a notification letter from the Listing Qualifications Department of NASDAQ indicating that for 10 consecutive business days, from November 25, 2013 to December 12, 2013, the bid price for the Company's common stock has closed above the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under NASDAQ Marketplace Rule 5550(a)(2). Accordingly, the Company has regained compliance with NASDAQ Marketplace Rule 5550(a)(2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

By:	/s/ Keith J. C. Darragh
	Name:	Keith J. C. Darragh
	Title:	Vice President, Finance, Principal Financial Officer, and Principal Accounting Officer

Date:  December 17, 2013